Exhibit 99.1

News Release

For more information, contact:
Teresa Paulsen	MEDIA
Vice President, Corporate Communication
ConAgra Foods, Inc.
tel: 402-595-5210

Chris Klinefelter	ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc.
tel: 402-595-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS REPORTS STRONG EPS GROWTH AND IMPROVED

SALES FOR CONSUMER FOODS; RAISES FISCAL 2008 EPS EXPECTATIONS

OMAHA, Neb., March 27, 2008 — ConAgra Foods, Inc., (NYSE: CAG) one of North America’s leading packaged food companies, today reported results for the fiscal 2008 third quarter ended Feb. 24, 2008. Current-quarter diluted EPS from continuing operations was $0.63; items impacting comparability did not have a significant net effect on EPS. Prior-year diluted EPS from continuing operations of $0.37 included net expense of $0.07 from items impacting comparability. Items impacting comparability in the current and prior years are summarized toward the end of this release.

Gary Rodkin, chief executive officer of ConAgra Foods, commented, “Our Food & Ingredients segment had terrific results, and our Consumer Foods segment demonstrated top-line progress. Consumer Foods sales grew 8%, or 6% on a comparable basis, and pricing played a larger role in that segment’s sales performance. I congratulate our team on the successes and improvements to date, and expect momentum to build as we go forward.”

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CONAGRA FOODS

He continued, “As we announced earlier today, we have entered an agreement to divest our Trading & Merchandising operations. The deal is the right strategic step for us, and the timing underscores our confidence in our core food businesses. The transaction does not change our EPS growth commitments. While profits from the Trading & Merchandising operations have been extremely high over the past four quarters due to unprecedented volatility in commodities markets, our sole focus is on more repeatable earnings and cash flow growth from our core food operations. Due to the innovation, pricing, marketing, and cost-saving initiatives under way, we are confident the foundation has been set for strong future profitability.”

Consumer Foods Segment (51% of year-to-date sales)

Branded consumer products sold in retail and foodservice channels;

excludes international consumer operations.

Volume & Sales Data	Year-over-year % Change
	As Reported	Comparable*
Unit Volumes	6%	4%
Overall Sales	8%	6%
Sales of Priority Investment Brands	7%	4%
Sales of Enabler Brands	11%	11%

*	Comparable sales calculations exclude the impact of 1) sales contributed by the Peter Pan and private label peanut butter businesses in the current and prior year, 2) sales contributed by the Banquet and private label pot pie businesses in the current and prior year, 3) sales for Alexia Foods, which was acquired during Q1 of fiscal 2008, and 4) sales for Lincoln Snacks, which was acquired during Q2 of fiscal 2008. See page 10 for Regulation G reconciliations.

Sales for the Consumer Foods segment grew 8% as reported to $1.8 billion, primarily reflecting good volume performance and net price increases. Operating profit of $207 million was below $225 million in the year-ago period primarily due to high input cost inflation. The following segment commentary relates to comparable performance unless otherwise indicated:

Consumer Foods’ comparable sales grew 6%, reflecting 4 points of growth from volume and approximately 2 points of growth from pricing.

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CONAGRA FOODS

•

Comparable sales for priority investment brands, which represent more than 70% of segment sales, increased 4%; this reflects net price increases, the benefit of new products, and more effective marketing.

•

Major priority investment brands posting sales increases for the quarter include Banquet, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Slim Jim and Swiss Miss. Sales for Healthy Choice grew by more than 20%, reflecting significant new items and stronger advertising. More details about brand results can be found in the Q&A document accompanying this release.

•	Comparable sales for enabler brands increased 11%, partly reflecting higher pass-through pricing for cooking oil and related products.

Operating profit declined 8% as reported; the comparable decline was 26%, as detailed on page 10. The current quarter’s high operating costs primarily reflect a challenging input cost environment, which negatively impacted cost of goods sold by approximately $130 million. Substantial pricing actions that took effect this week should benefit this segment’s operating profits in the future.

Food and Ingredients Segment (30% of year-to-date sales)

Specialty potato, dehydrated vegetable, seasonings, blends, flavors, and milled grain products sold to foodservice and commercial channels worldwide.

During the quarter, sales for the Food and Ingredients segment were $1.0 billion, 24% ahead of last year. The increase was driven largely by higher wheat values in the milling operations (discussed below), as well as stronger prices and slightly increased volumes for the Lamb Weston specialty potato and appetizer operations. Segment operating profit was $144 million for the quarter, 33% ahead of year-ago amounts. Increases in values for wheat positions allowed the milling operations to manage through volatile wheat input costs and significantly increase profitability, as did higher flour prices necessitated by higher input costs. Segment profit growth also reflects Lamb Weston’s export and appetizer sales growth.

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CONAGRA FOODS

Trading and Merchandising Segment (14% of year-to-date sales)

Trading and merchandising agricultural commodities, fertilizer, and energy worldwide.

During the quarter, sales for the Trading and Merchandising segment were $564 million, 92% ahead of year-ago amounts; operating profit was $199 million, more than three times the dollar amount earned in the year-ago period. Agricultural trading and merchandising, most notably for wheat, posted a very strong quarter by capitalizing on continued unprecedented market volatility; fertilizer profits also grew, reflecting rising prices and continued strong domestic and global demand. Energy trading results improved slightly over the prior year.

As communicated in the company’s press release earlier today (March 27, 2008), the company has entered an agreement to divest this segment and expects the transaction to be complete within the next 60 days. For additional information on this pending transaction, including details on customary closing conditions, refer to that release and the related 8-K.

International Foods Segment (5% of year-to-date sales)

Branded consumer products sold internationally to retail channels.

During the quarter, sales for the International Foods segment were $165 million, 6% ahead of year-ago amounts. Excluding the benefit of a weaker dollar, sales declined approximately 1%. Mexico, the Caribbean, and Latin America posted increased sales, with the strongest overall segment category performances coming from popcorn, cooking oil, and cooking sprays. Sales in Canada, the largest geographic market in the segment, were below strong year-ago amounts.

Operating profit of $13 million was 16% below year-ago amounts, as reported, due to $6 million of restructuring costs related to SG&A efficiency initiatives. Excluding these restructuring costs in the current quarter, as well as $2 million of peanut butter recall costs in the year-ago period, operating profit was ahead of comparable year-ago amounts.

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CONAGRA FOODS

Other Items

•	Corporate expense was $84 million for the quarter and $86 million in the year-ago period.

•

Equity method investment earnings were $45 million for the third quarter, significantly above $10 million in the year-ago period, reflecting strong results for a potato processing joint venture and a grain export joint venture.

•	Net interest expense was $62 million in the current quarter and $56 million in the year-ago period.

•

The effective tax rate was 33% in the current quarter; the EPS impact of the lower-than-expected tax rate is listed as an item impacting comparability. The company continues to project fiscal 2008’s effective tax rate to be in the range of 34%-35% for continuing operations, excluding items impacting comparability.

Capital Items

•	Dividends paid during the quarter totaled $93 million versus $91 million last year.

•

For the quarter, capital expenditures from continuing operations for property, plant, and equipment were $72 million compared with $147 million in the year-ago period. Depreciation and amortization expense from continuing operations was approximately $78 million for the quarter; this compares with a total of $91 million in the year-ago period.

•

Subsequent to quarter end, ConAgra Foods’ Lamb Weston purchased Watts Brothers Farms, which owns and operates agricultural and farming businesses in Washington and Oregon. In addition to being a leading supplier of vegetables, Watts Brothers also expands Lamb Weston’s potato growing operations. The purchase price was approximately $130 million in cash, plus the assumption of approximately $85 million of interest-bearing debt.

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CONAGRA FOODS

Outlook

•

The company expects fiscal 2008 EPS to be in the range of $1.80-$1.85, excluding items impacting comparability. Given that the Trading & Merchandising transaction is expected to be completed over the next few months, Trading & Merchandising results likely will be classified as discontinued operations in future financial statements.

•

While several details of the fiscal 2009 operating plans are still being finalized, the company currently expects fiscal 2009 EPS, excluding items impacting comparability, to be at least $1.55. Due to the pending transaction, the company is assuming no operating profit from Trading & Merchandising operations in its fiscal 2009 EPS estimates, but is assuming EPS benefit from allocating transaction proceeds primarily toward share repurchases and from interest income on the note receivable from the buyer. The company expects strong margins and operating profitability for the core food operations in fiscal 2009 due to the innovation, pricing, marketing, and cost-saving initiatives under way. After the fiscal 2009 operating plans are finalized, the company will provide more specificity regarding fiscal 2009 expectations with its fiscal 2008 fourth-quarter earnings release scheduled for June 26, 2008.

Major Items Affecting Third-quarter Fiscal 2008 EPS Comparability

Included in the $0.63 diluted EPS from continuing operations for the third quarter of fiscal 2008 (EPS amounts rounded and after tax):

•

Expense of $0.02 per diluted share, or $14 million pretax, for restructuring charges related to programs designed to reduce the company’s ongoing operating costs. These costs are reflected within the Consumer Foods (costs of goods sold of $2 million and SG&A expense of $6 million) and International Foods segments (cost of goods sold of $2 million and SG&A expense of $4 million).

•	Benefit of $0.02 per diluted share due to a lower-than-normal tax rate.

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CONAGRA FOODS

Included in the $0.37 of diluted EPS from continuing operations for the third quarter of fiscal 2007 (EPS amounts rounded and after tax):

•

Expense of $0.03 per diluted share, or $20 million pretax, for restructuring charges related to programs designed to reduce the company’s ongoing operating costs. These costs are reflected within the Consumer Foods segment (cost of goods sold of $18 million and SG&A expense of $2 million).

•	Benefit of $0.01 per diluted share due to a lower-than-normal tax rate.

•	Benefit of $0.01 per diluted share, or $5 million pretax, due to a legal settlement, classified as SG&A expense within corporate.

•	The peanut butter recall last year negatively impacted EPS by approximately $0.06, or $48 million pretax, almost all of which is reflected in the results for the Consumer Foods segment.

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CONAGRA FOODS

Discussion of Results

ConAgra Foods will host a conference call at 9:30 a.m. EDT today to discuss third-quarter results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-877-704-5380 and 1-913-312-1231, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.

A rebroadcast of the conference call will be available after 1 p.m. EDT. To access the digital replay, a pass code will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 5085364. A rebroadcast also will be available on the company’s Web site.

In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.

ConAgra Foods, Inc., (NYSE:CAG) is one of North America’s leading packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Reddi-wip, and many others. For more information, please visit us at www.conagrafoods.com.

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Note on Forward-looking Statements:

This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, the company’s ability to complete the pending Trading & Merchandising transaction, future economic circumstances, industry conditions, the company’s ability to execute its operating and restructuring plans, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s recalls, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

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Regulation G Disclosure

Consumer Foods Segment

Below is a reconciliation of segment sales and operating profit exclusive of the pot pie business, the peanut butter business, Alexia Foods business, Lincoln Snacks business, recall costs, and restructuring charges.

Consumer Foods Segment Reconciliations

For Regulation G Purposes

(impacted by rounding)

(Dollars in millions)	Q3 FY08	Q3 FY07	% Change
Consumer Foods Net Sales	$1,766	$1,632	8%
Pot Pie Net Sales	(29)	(29)
Net Sales of Acquired Businesses (Alexia & Lincoln Snacks)	(19)	—
Peanut Butter Net Sales	(33)	(14)

Adjusted Consumer Foods Net Sales	$1,685	$1,589	6%

(Dollars in millions)	Q3 FY08	Q3 FY07	% Change
Priority Investment Brands Net Sales	$1,274	$1,187	7%
Banquet Pot Pie Net Sales	(24)	(23)
Net Sales of Acquired Businesses (Alexia & Lincoln Snacks)	(18)	—
Peter Pan Net Sales	(33)	(11)

Priority Investment Brands Adjusted Net Sales	$1,199	$1,153	4%

(Dollars in millions)	Q3 FY08	Q3 FY07	% Change
Enabler Brands Net Sales	$492	$445	11%
Private Label Pot Pie Net Sales	(5)	(6)
Private Label Net Sales of Acquired Businesses	(1)	—
Private Label Peanut Butter Net Sales	—	(3)

Enabler Brands Adjusted Net Sales	$486	$436	11%

(Dollars in millions)	Q3 FY08	Q3 FY07	% Change
Consumer Foods Segment Operating Profit	$207	$225	-8%
Peter Pan Recall Costs	—	47
Restructuring Plan Charges/Benefits	8	20

Consumer Foods Segment Adjusted Operating Profit	$215	$292	-26%

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

In millions

	THIRD QUARTER
	13 Weeks Ended	13 Weeks Ended
	February 24, 2008	February 25, 2007	Percent Change
SALES
Consumer Foods	$1,765.6	$1,631.9	8.2%
Food and Ingredients	1,034.2	837.4	23.5%
Trading and Merchandising	563.6	293.3	92.2%
International Foods	165.0	155.8	5.9%

Total	3,528.4	2,918.4	20.9%

OPERATING PROFIT
Consumer Foods	$206.6	$224.9	(8.1)%
Food and Ingredients	143.8	108.4	32.7%
Trading and Merchandising	198.9	62.3	219.3%
International Foods	12.7	15.1	(15.9)%

Total operating profit for segments	562.0	410.7	36.8%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(83.6)	(85.9)	(2.7)%
Interest expense, net	(62.1)	(56.1)	10.7%

Income from continuing operations before income taxes and equity method investment earnings	$416.3	$268.7	54.9%

Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

In millions

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended
	February 24, 2008	February 25, 2007	Percent Change
SALES
Consumer Foods	$5,127.7	$4,920.5	4.2%
Food and Ingredients	2,937.9	2,524.0	16.4%
Trading and Merchandising	1,437.0	796.0	80.5%
International Foods	492.4	455.2	8.2%

Total	9,995.0	8,695.7	14.9%

OPERATING PROFIT
Consumer Foods	$617.0	$684.9	(9.9)%
Food and Ingredients	395.3	329.2	20.1%
Trading and Merchandising	439.0	116.8	275.9%
International Foods	38.7	46.9	(17.5)%

Total operating profit for segments	1,490.0	1,177.8	26.5%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(284.6)	(267.3)	6.5%
Interest expense, net	(184.9)	(166.2)	11.3%

Income from continuing operations before income taxes and equity method investment earnings	$1,020.5	$744.3	37.1%

Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings

In millions, except per share amounts

	THIRD QUARTER
	13 Weeks Ended	13 Weeks Ended
	February 24, 2008	February 25, 2007	Percent Change
Net sales	$3,528.4	$2,918.4	20.9%
Costs and expenses:
Cost of goods sold	2,555.4	2,143.4	19.2%
Selling, general and administrative expenses	496.6	450.2	10.3%
Interest expense, net	62.1	56.1	10.7%

Income from continuing operations before income taxes and equity method investment earnings	416.3	268.7	54.9%
Income tax expense	151.5	91.8	65.0%
Equity method investment earnings	45.3	9.6	371.9%

Income from continuing operations	310.1	186.5	66.3%

Income (loss) from discontinued operations, net of tax	(1.0)	6.1	NA

Net income	$309.1	$192.6	60.5%

Earnings per share – basic

Income from continuing operations	$0.64	$0.37	73.0%
Income (loss) from discontinued operations	(0.01)	0.01	NA

Net income	$0.63	$0.38	65.8%

Weighted average shares outstanding	487.5	503.1	(3.1)%

Earnings per share – diluted

Income from continuing operations	$0.63	$0.37	70.3%
Income (loss) from discontinued operations	—	0.01	(100.0)%

Net income	$0.63	$0.38	65.8%

Weighted average share and share equivalents outstanding	490.6	506.7	(3.2)%

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings

In millions, except per share amounts

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended
	February 24, 2008	February 25, 2007	Percent Change
Net sales	$9,995.0	$8,695.7	14.9%
Costs and expenses:
Cost of goods sold	7,362.8	6,447.4	14.2%
Selling, general and administrative expenses	1,426.8	1,337.8	6.7%
Interest expense, net	184.9	166.2	11.3%

Income from continuing operations before income taxes and equity method investment earnings	1,020.5	744.3	37.1%
Income tax expense	371.8	272.4	36.5%
Equity method investment earnings	80.7	24.4	230.7%

Income from continuing operations	729.4	496.3	47.0%

Income (loss) from discontinued operations, net of tax	(0.1)	76.3	NA

Net income	$729.3	$572.6	27.4%

Earnings per share – basic

Income from continuing operations	$1.49	$0.98	52.0%
Income (loss) from discontinued operations	—	0.15	(100.0)%

Net income	$1.49	$1.13	31.9%

Weighted average shares outstanding	488.1	507.3	(3.8)%

Earnings per share – diluted

Income from continuing operations	$1.48	$0.97	52.6%
Income (loss) from discontinued operations	—	0.15	(100.0)%

Net income	$1.48	$1.12	32.1%

Weighted average share and share equivalents outstanding	491.5	510.1	(3.6)%

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Balance Sheets

In millions

	February 24, 2008	February 25, 2007
ASSETS
Current assets
Cash and cash equivalents	$128.2	$497.0
Receivables, less allowance for doubtful accounts of $25.7 and $24.7	1,449.0	1,194.4
Inventories	3,610.3	2,819.8
Prepaid expenses and other current assets	1,147.6	1,073.2

Total current assets	6,335.1	5,584.4
Property, plant and equipment, net	2,376.4	2,214.4
Goodwill	3,507.3	3,440.8
Brands, trademarks and other intangibles, net	804.0	795.6
Other assets	363.9	245.4

	$13,386.7	$12,280.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$418.0	$22.7
Current installments of long-term debt	14.8	21.0
Accounts payable	1,353.7	935.5
Other accrued liabilities	1,966.3	2,125.4

Total current liabilities	3,752.8	3,104.6
Senior long-term debt, excluding current installments	3,175.9	3,235.8
Subordinated debt	200.0	200.0
Other noncurrent liabilities	1,219.5	1,074.3
Common stockholders’ equity	5,038.5	4,665.9

	$13,386.7	$12,280.6

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